Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”), dated ___________ (“Effective Date”), is by and between LOGIQ, Inc. (the “Company”) and _________________. (“Investor”).

1.	The Company and Investor are executing and delivering this Agreement in reliance upon: (i) a Registration Statement and Base Prospectus filed with the United States Securities and Exchange Commission (“Commission”) on August 17, 2020 on Form S-3; and (ii) a Prospectus Supplement to be filed with the Commission within two business days of the closing of this investment pursuant to Rule 424(b)(5), with both documents bearing Registration Number 333-248069;

2.	The parties desire that, upon the terms contained in this Agreement, the Company shall issue and sell to Investor and Investor shall purchase for $___________ (“Purchase Price”) __________ registered shares of common stock of the Company (“Shares”).

3.	Closing Date. The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transaction set forth in this Agreement (“Closing”) shall take place at any location agreed to between the parties and upon the satisfaction or waiver of all conditions to Closing set forth in this Agreement.

4.	Closing. On the Closing Date Investor shall purchase and the Company shall sell the Shares to Investor.

5.	Purchased Shares. On the Closing Date, or as directed by Investor, the Company shall issue and deliver the Shares to Investor.

6.	Status of the Company and Matters Related to this Agreement

a.	Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted , or property owned by it, makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means any corporation which more than 30% of the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the Company’s Board of Directors (“Board”). As of the Closing Date, each Subsidiary of the Company is set forth on Schedule 6(a) to this Agreement.

b.	Outstanding Stock. All issued and outstanding shares of common stock of the Company and any Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

c.	Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full corporate power and authority necessary to deliver this Agreement and to perform the obligations set forth in this Agreement.

d.	Capitalization and Additional Issuances of Common Stock. As of the date of this Agreement, the authorized and outstanding number of shares of common stock of the Company (not including the Shares) is set forth on Schedule 6(d) to this Agreement. There are no outstanding agreements or preemptive or similar rights affecting the common stock of the Company and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any common stock of the Company or other equity interest in the Company except as described on Schedule 6(d) to this Agreement. The common stock, options, warrants, agreements and other rights to acquire equity of the Company is set forth on Schedule 6(d) to this Agreement. The only officer, director, employee and consultant stock option or stock incentive plan in effect or contemplated by the Company as of the date of this Agreement is described on Schedule 6(d) to this Agreement.

e.	Consents. No consent, approval, authorization or order of any court, governmental agency, or body or arbitrator having jurisdiction over the Company or any Subsidiary, the OTC Markets Group, Inc. or the Company’s shareholders is required for the sale of the Shares in accordance with this Agreement.

f.	Stop Orders. There are no stop orders in effect from the United States Securities and Exchange Commission (“Commission”) or any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of the common stock of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction or the initiation of any proceeding for any such purpose. If any such stop order is issued, the Company will promptly notify Brown Stone.

g.	Books and Records. From the date of this Agreement and until the Closing, the Company shall keep records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied in the United States on a consistent basis.

h.	Governmental Authorities. From the date of this Agreement and until the Closing, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business, properties and assets.

7.	Miscellaneous.

a.	Notices .. All notices, requests and demands to or upon a party to this Agreement (“Notice”), to be effective, shall be in writing and shall be sent: (i) certified or registered mail, return receipt requested; (ii) by personal delivery against receipt; (iii) by overnight courier; or (iv) by email and shall be deemed to have been validly served, given delivered and received: (x) on the date indicated on the receipt, when delivered by personal delivery against receipt or by certified or registered mail; (y) one business day after deposit with an overnight courier; or (z) in the case of email notice, when sent. Notices shall be addressed as follows:

LOGIQ INC.

85 Broad Street, 16-079

New York, NY 10004

Attn: Brent Suen, President

Email: _________

INVESTOR

See Signature Page hereto

b.	Counterparts and Execution. This Agreement may be executed in any number of counterparts and by the different signatories to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement may be delivered by facsimile or email transmission.

The parties have executed this Agreement as of the Effective Date.

LOGIQ, INC.

By: __________________________________

Printed Name: Brent Suen

Title: President

INVESTOR:

_______________________

By: ___________________________________

Printed Name: ____________________

Title (if any): _______________

Address:

_______________________

_______________________

_______________________

Email: _____________________

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